Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272124 and No. 333-265020) and Form S-8 (No. 333-265021 and No. 333-211398) of RenaissanceRe Holdings Ltd. of our report dated February 12, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
February 12, 2025